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                                                                    EXHIBIT 4.4

                AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT

                                 August 19, 2003

         Reference is made to that certain Securities Purchase Agreement dated December 13, 2002 between NETGURU, INC., a Delaware corporation (the "Company") and LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (the "Laurus")(the "Purchase Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

         WHEREAS, the Borrower and Laurus are entering into an additional financing pursuant to which Laurus will provide a secured revolving line of credit facility to the Borrower (the "Additional Financing"); and

         WHEREAS, in connection with the extension of the Additional Financing, Laurus has agreed to amend certain terms of the Purchase Agreement and the Borrower desires to make such changes; and

         NOW, THEREFORE, in consideration for the execution and delivery by the Borrower of all documents requested by Laurus in connection with the Additional Financing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 8.3 of the Purchase Agreement is hereby amended to delete the reference to "120%" contained in the first sentence thereof and in its stead to insert "104%".

2. The foregoing amendments shall be of no force and effect until the date upon which the Borrower shall deliver to Laurus all documents requested by Laurus in connection with the Additional Financing which date shall be date hereof.

3. There are no other amendments to the Purchase Agreement and all of the other forms, terms and provisions of the Purchase Agreement remain in full force and effect.

4. The Borrower hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Borrower in connection with the Purchase Agreement are true correct and complete, all of Borrower's covenants requirements have been met and no Events of Default under the Purchase Agreement or the Note have occurred or are continuing.

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         IN WITNESS WHEREOF, each of the Borrower and Laurus has caused this
Amendment No. 3 to Security Agreement to be signed in its name effective as of this 19th day of August 2003.


                                  NETGURU, INC.


                                  By:  /s/ Amrit K. Das
                                       ------------------------------
                                       Name: Amrit K. Das
                                       Title: Chief Executive Officer



                                  LAURUS MASTER FUND, LTD.


                                  By:  /s/ David Grin
                                       ------------------------------
                                       Name:  David Grin
                                       Title: President

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